UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012 (April 26, 2012)

Array BioPharma Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-16633	23-2908305
(Commission	(I.R.S. Employer
File Number)	Identification No.)

3200 Walnut Street, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

303-381-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Array BioPharma,” “Array,” “we,” “us” and “our” refer to Array BioPharma Inc., unless the context otherwise provides.

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Chief Executive Officer and Director.  On April 26, 2012, the Board of Directors of Array BioPharma appointed Ron Squarer as Array’s Chief Executive Officer effective April 26, 2012. The Board of Directors also elected Mr. Squarer as a Class II director to the Board of Directors for a term that expires at the Company’s 2014 annual stockholders meeting. Mr. Squarer succeeds Robert E. Conway, who resigned on January 16, 2012 as Array’s Chief Executive Officer. Mr. Kyle Lefkoff, who had been serving as Executive Chairman pending appointment of a Chief Executive Officer following Mr. Conway’s resignation, resigned effective April 26, 2012 as Executive Chairman and the Board of Directors appointed him Chairman of the Board of Directors. The Board also appointed him chair of the Compensation Committee and as a member of the Audit Committee of the Board, committee appointments he held prior to his appointment as interim Executive Chairman.

Mr. Squarer, age 45, has extensive commercial, development and executive leadership expertise from a 20 year career in the pharmaceutical industry.  Most recently he served as Chief Commercial Officer at Hospira Inc., a global pharmaceutical and medical device company, where he was responsible for delivering $4 billion in annual revenue and leading more than 2,000 employees worldwide.  Prior to this, Mr. Squarer was responsible for strategy, new product development and commercialization, acquisitions, partnerships and portfolio prioritization as Senior Vice President, Global Marketing and Corporate Development.  Mr. Squarer joined Hospira from Mayne Pharma, an oncology-focused, global pharmaceutical company, where he served as Senior Vice President, Global Corporate and Business Development when Mayne was sold to Hospira for $2 billion in 2007. Earlier, Mr. Squarer held senior management roles at both Pfizer, Inc., focused on global oncology commercial development, and at SmithKline Beecham Pharmaceuticals (now GlaxoSmithKline) in the U.S. and Europe.  Mr. Squarer holds an MBA from the Kellogg School of Management, Northwestern University and a bachelor’s degree in biochemistry from the University of California, Berkeley.

Employment Agreement. Array entered into an Employment Agreement on April 26, 2012 with Mr. Squarer in connection with his appointment as Chief Executive Officer. The Employment Agreement has a four-year term and will renew automatically for additional one-year terms unless either party notifies the other party of its intention not to renew the agreement. Either party may terminate the agreement at any time upon 30 days’ notice to the other party for any or no reason.

Under the terms of the agreement, Mr. Squarer is entitled to an initial annual salary of $525,000 and a one-time cash bonus of $100,000 payable within 45 days of the effective date of the agreement that is subject to repayment to the Company upon certain terminations of his employment within one year. Mr. Squarer will be eligible to receive an annual bonus under the Company’s annual performance bonus plan, which is anticipated to range between 25% to 75%, with a target of 50%, of his base salary, subject to achievement of Company and individual performance goals established by the Compensation Committee.

The Board of Directors also approved a grant of stock options to Mr. Squarer for 1,000,000 shares of the Company’s common stock under the Company’s Amended and Restated Stock Option and Incentive Plan. The options have a strike price equal to the closing price of the Company’s common stock on the date of grant and will vest in equal annual installments over a four-year period commencing on the first anniversary of the grant date, subject to acceleration upon certain terminations of his employment.

Array also agreed to reimburse Mr. Squarer for certain relocation, transportation and temporary housing costs in connection with relocating to Colorado. Mr. Squarer will also be eligible for other benefits generally available to employees of Array and will be reimbursed for reasonable out-of-pocket expenses he incurs in connection with his performance of services under the agreement.

Mr. Squarer is entitled to severance payments under the agreement if his employment is terminated due to his disability, if the Company terminates his employment without cause or if he terminates his employment following certain events set forth in the agreement. The severance payments are equal to (i) one year of his then current base salary (or two years base salary if Mr. Squarer’s termination is three months prior or 12 months after a change in control of Array), plus (ii) the amount of the target performance bonus for the year of termination (or two times the target bonus amount if Mr. Squarer’s termination is three months prior or 12 months after a change in control of Array), plus (iii) a lump sum equal to 12 months of COBRA premiums, after application of all deductions and withholdings, for Mr. Squarer and his dependents. Severance payments are conditioned on Mr. Squarer entering into a mutually acceptable release and his compliance with his Noncompete Agreement and Confidentiality and Inventions Agreement.

Mr. Squarer is also subject to a Noncompete Agreement and a Confidentiality and Inventions Agreement in which he agreed not to engage in certain competing activities during the term of his employment and for one year following a termination that results in the payment of severance to him. Mr. Squarer also agreed during the term of his employment and for one year following any termination of his employment not to recruit or solicit any of our employees or, to the extent done for purpose of engaging in activities prohibited by his noncompete, any of our collaboration partners.

The foregoing summary of the Employment Agreement, Noncompete Agreement and Confidentiality and Inventions Agreement does not purport to be complete and is qualified in its entirety by reference to the full texts of the agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Form 8-K.

Array issued a press release announcing Mr. Squarer’s appointment as Chief Executive Officer and to the Board on April 26, 2012, a copy of which is attached to this Form 8-K as Exhibit 99.1.

Appointment of Director. On April 26, 2012, the Board of Directors also approved the appointment of Liam Ratcliffe, M.D., Ph.D., as a Class II director to the Board of Directors whose term will expire at the Company’s annual stockholders meeting in 2014. Dr. Ratcliffe was also appointed to serve as a member of the Audit Committee of the Board.

Dr. Ratcliffe is a General Partner at New Leaf Venture Partners and joined New Leaf in September 2008. Prior to joining New Leaf Venture Partners, Dr. Ratcliffe served as senior vice president and development head for Pfizer Neuroscience, as well as worldwide head of Clinical Research and Development.  Additional positions at Pfizer included vice president of Exploratory Development for the Mid West region, and head of Experimental Medicine at Pfizer’s Sandwich, UK Laboratories. Dr. Ratcliffe received his M.D. and Ph.D. degrees in immunology from the University of Cape Town and his MBA degree from the University of Michigan.  He completed his internal medicine training and fellowship in Immunology at Groote Schuur Hospital and additional teaching hospitals in Cape Town, South Africa.

Dr. Ratcliffe will be entitled to the compensation previously approved for the independent directors of the Board, which consists of an annual retainer of $20,000 payable quarterly, Board and committee meeting fees of $2,000 and $1,500 per meeting, respectively, and an annual option grant of 20,000 shares of common stock that vests on the one year anniversary of the date of grant subject to continued service.

There is no arrangement or understanding between Dr. Ratcliffe and any other person pursuant to which Dr. Ratcliffe was selected as a director.

Array issued a press release announcing Dr. Ratcliffe’s appointment to the Board on April 30, 2012, a copy of which is attached to this Form 8-K as Exhibit 99.2.

Executive Chairman Compensation. The Compensation Committee of the Board of Directors and the independent directors on the Board approved on April 26, 2012 compensation for Mr. Lefkoff for his service to the Company as Executive Chairman on an interim basis pending appointment of a Chief

Executive Officer. The compensation consisted of cash compensation of $150,000 and a grant of stock options to purchase 25,000 shares of common stock under the Company’s Amended and Restated Stock Option and Incentive Plan. Mr. Lefkoff’s options will vest in two equal annual installments commencing on the one-year anniversary of the date of grant and have a strike price equal to the closing price of the common stock on the date of grant.

Item 9.01                 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated April 26, 2012 between Array BioPharma Inc. and Ron Squarer*
10.2	Noncompete Agreement dated April 26, 2012 between Array BioPharma Inc. and Ron Squarer*
10.3	Confidentiality and Inventions Agreement dated April 26, 2012 between Array BioPharma Inc. and Ron Squarer*
99.1	Press Release announcing appointment of Ron Squarer
99.2	Press Release announcing appointment of Liam Ratcliffe

* Management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2012	Array BioPharma Inc.

	By:	/s/ R. Michael Carruthers
R. Michael Carruthers
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated April 26, 2012 between Array BioPharma Inc. and Ron Squarer*
10.2	Noncompete Agreement dated April 26, 2012 between Array BioPharma Inc. and Ron Squarer*
10.3	Confidentiality and Invention Agreement dated April 26, 2012 between Array BioPharma Inc. and Ron Squarer*
99.1	Press Release announcing appointment of Ron Squarer
99.2	Press Release announcing appointment of Liam Ratcliffe

* Management contract or compensatory plan.